QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

May 15, 2020
Kimbell Royalty Partners, LP
777 Taylor Street, Suite 810
Fort Worth, Texas 76102
Ladies and Gentlemen:

        We have acted as counsel to Kimbell Royalty Partners, LP, a Delaware limited partnership (the "Partnership"), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering securities to be issued and sold by the Partnership from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $300,000,000. Such securities that may be issued and sold by the Partnership include (i) common units representing limited partner interests in the Partnership (the "Common Units"); (ii) preferred units representing limited partner interests in the Partnership (the "Preferred Units"); (iii) partnership securities representing limited partner interests or additional equity interests in the Partnership (the "Partnership Securities"); (iv) warrants to purchase Common Units, Preferred Units or Partnership Securities (the "Warrants"); and (v) rights to purchase Common Units, Preferred Units or Partnership Securities (the "Rights" and, together with the Warrants, the "Subscription Securities"). The Common Units, the Preferred Units, the Partnership Securities, the Warrants and the Rights are collectively referred to herein as the "Partnership Offering Securities."

        The Registration Statement is also being filed to register under the Securities Act securities to be sold by the selling unitholders identified in the Registration Statement (the "Selling Unitholders"). Such securities that may be sold by the Selling Unitholders include (i) 2,224,358 common units representing limited partner interests in the Partnership (the "Outstanding Common Units") and (ii) 2,497,134 common units representing limited partner interests in the Partnership (the "Exchange Common Units") to be issued upon the exchange of an equivalent number of common units representing limited liability company interests (the "OpCo Common Units") in Kimbell Royalty Operating, LLC, a Delaware limited liability company (the "Operating Company"), together with an equivalent number of Class B units representing limited partner interests in the Partnership (the "Class B Units"), pursuant to an Exchange Agreement, dated as of September 23, 2018 (the "Exchange Agreement"). The Outstanding Common Units, the Exchange Common Units and the Partnership Offering Securities are collectively referred to herein as the "Securities."

        In our capacity as your counsel in the connection referred to above and as a basis for the opinions hereinafter expressed, we have examined (i) the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") and the Certificate of Limited Partnership of the Partnership, each as amended to the date hereof, (ii) the First Amended and Restated Limited Liability Company Agreement of Kimbell Royalty GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), and the Certificate of Formation of the General Partner, each as amended to the date hereof, (iii) the First Amended and Restated Limited Liability Company Agreement of the Operating Company and the Certificate of Formation of the Operating Company, each as amended to the date hereof, (iv) the Exchange Agreement, (v) statutes, including the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") and the Delaware Limited Liability Company Act (the "Delaware LLC Act"),

Kimbell Royalty Partners, LP	-2-	May 15, 2020

(vi) originals, or copies certified or otherwise identified, of the partnership and limited liability company records of the Partnership and the General Partner, including minute books of the General Partner as furnished to us by the General Partner, (vii) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership and the General Partner and other instruments and documents and (viii) the Registration Statement and the prospectus contained therein (the "Prospectus").

        In connection with the opinions hereinafter expressed, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement, if required, will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Partnership Offering Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (v) a definitive warrant agreement, rights agreement or similar agreement with respect to any Subscription Securities will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (vi) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise; (vii) the certificates for the Securities, if any, will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by the registrar of such Securities, or, if uncertificated, valid book-entry notations will have been made in the unit register of the Partnership, in each case in accordance with the provisions of the governing documents of the Partnership; (viii) the Exchange Common Units will be issued in accordance with the Exchange Agreement; and (ix) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

        Based upon and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

  1.
  With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor or provided for therein, such Common Units will be duly authorized and validly issued under the Delaware LP Act, and purchasers of the Common Units will have no obligation to make further payments for their purchase of the Common Units or contributions to the Partnership solely by reason of their ownership of the Common Units or their status as limited partners of the Partnership, except for their obligation to repay any funds wrongfully distributed to them or as they otherwise may have agreed.

  2.
  With respect to the Preferred Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Preferred Units, the terms of the offering thereof and related matters and caused the Partnership Agreement to be amended to reflect the terms of the Preferred Units and (ii) such Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Preferred Units will be duly authorized and validly issued under the Delaware LP Act, and purchasers of the Preferred Units will have no obligation to make further payments for their purchase of the Preferred Units or contributions to the Partnership solely by reason of their ownership of the Preferred Units or their status as limited partners of the Partnership, except for their obligation to repay any funds wrongfully distributed to them or as they otherwise may have agreed.

Kimbell Royalty Partners, LP	-3-	May 15, 2020

  3.
  With respect to the Partnership Securities, when (i) the Partnership has taken all necessary action to approve the issuance of such Partnership Securities, the terms of the offering thereof and related matters and (ii) such Partnership Securities have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor or provided for therein, such Partnership Securities will be duly authorized and validly issued under the Delaware LP Act, and purchasers of the Partnership Securities will have no obligation to make further payments for their purchase of the Partnership Securities or contributions to the Partnership solely by reason of their ownership of the Partnership Securities or their status as limited partners of the Partnership, except for their obligation to repay any funds wrongfully distributed to them or as they otherwise may have agreed.

  4.
  With respect to the Subscription Securities, when (i) the Partnership has taken all necessary action to approve the issuance and terms of such Subscription Securities, the terms of the offering thereof and related matters and (ii) the Subscription Securities have been issued and delivered in accordance with the terms of the applicable warrant agreement, rights agreement or similar agreement approved by the Partnership, and upon payment of any consideration therefor provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, then the Subscription Securities will constitute valid and legally binding obligations of the Partnership in accordance with their respective terms, except as the enforceability thereof is subject to any applicable (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) public policy, applicable law relating to fiduciary duties and indemnification and any implied covenants of good faith and fair dealing.

  5.
  The Outstanding Common Units have been duly authorized and are validly issued under the Delaware LP Act, and purchasers of the Outstanding Common Units will have no obligation to make further payments for their purchase of the Outstanding Common Units or contributions to the Partnership solely by reason of their ownership of the Outstanding Common Units or their status as limited partners of the Partnership, except for their obligation to repay any funds wrongfully distributed to them or as they otherwise may have agreed.

  6.
  The Exchange Common Units have been duly authorized and, when the Exchange Common Units have been issued and delivered to the Selling Unitholders in accordance with the Exchange Agreement, upon the tender of the OpCo Common Units and the Class B Units, such Exchange Common Units will be validly issued under the Delaware LP Act, and purchasers of the Exchange Common Units will have no obligation to make further payments for their purchase of the Exchange Common Units or contributions to the Partnership solely by reason of their ownership of the Exchange Common Units or their status as limited partners of the Partnership, except for their obligation to repay any funds wrongfully distributed to them or as they otherwise may have agreed.

        The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the Delaware LP Act, the Delaware LLC Act and applicable federal law of the United States of America, in each case as published and in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                      Very truly yours,
                      /s/ BAKER BOTTS L.L.P.

QuickLinks

  Exhibit 5.1